EXHIBIT 99.1

AMERICAN EXPRESS ANNOUNCES ORGANIZATION AND LEADERSHIP
CHANGES

NEW YORK, June 20, 2007 — American Express Company Chairman and Chief Executive Officer Kenneth I. Chenault today announced management changes to reflect a reorganization of the company into two distinct customer-focused groups.

Effective July 1, these two new businesses will be headed by:

•   Alfred F. Kelly, Jr., who is promoted to president of American Express Company. He will head the Global Consumer Group.

•   Edward P. Gilligan, who is promoted to vice chairman of American Express Company. He will head the Global Business-to-Business Group.

Mr. Kelly and Mr. Gilligan will report to Mr. Chenault.

Mr. Kelly’s new position includes worldwide responsibility for the consumer card business, the customer service network, small business, the pre-paid business, consumer travel, and risk, information management and banking. Mr. Kelly previously served as Group President, Consumer, Small Business and Merchant Services. He joined the American Express Strategic Planning department in 1987, was named a vice president of Technologies in 1988 and has held a series of increasingly senior positions at the company since then.

Mr. Gilligan’s new position includes worldwide responsibility for the merchant business, the network services business, the commercial card business, business travel and international banking. He previously served as Group President, American Express International and Global Corporate Services. He joined American Express in 1980 in Finance and has held a number of key positions in the Travel, Corporate Services and Card businesses.

Also, as part of this new organization structure, Judson C. Linville is promoted to president and chief executive officer of the U.S. Consumer business. He will report to Mr. Kelly. In addition to continuing as head of the Consumer Card Services Group, Mr. Linville will also be responsible for the U.S Service Delivery Network, the U.S. Consumer Travel Network and the Travelers Cheque and Pre-paid Services Group. Mr. Linville joined American Express in 1989 and has since held a diverse set of roles including marketing and general management positions in Corporate Services, Service Delivery and Consumer Card.

“Over the past several years, American Express has delivered industry-leading growth by focusing on the global payments marketplace. We have invested in innovative new products and capabilities that have helped us to gain share in a highly competitive marketplace,” said Mr. Chenault. “We believe that organizing our business around customer-focused groups will better position us for growth and broaden our executive leadership team.”

The Company also announced an Operating Committee that will be responsible for developing the company’s strategic direction and policies. Messrs. Chenault, Kelly, Gilligan, and Linville will serve as members of the committee. Other members are: L. Kevin Cox, executive vice president, Human Resources, Ashwini Gupta, chief risk officer and president of Risk, Information Management and Banking, Daniel T. Henry, executive vice president and acting chief financial officer, Louise M. Parent, executive vice president and general counsel, and Stephen J. Squeri, executive vice president and chief information officer. The Operating Committee replaces the Global Leadership Team.

The following management changes were also announced today.

William H. Glenn was named president of the Global Establishment Services Group, reporting to Mr. Gilligan. He has worldwide responsibility for building the merchant network that serves both the proprietary business and network issuing partners.

Douglas E. Buckminster was named president, International Consumer Business, reporting to Mr. Kelly. He is responsible for the international consumer card, lending, insurance and product marketing functions.

American Express Company (www.americanexpress.com) is a leading global payments, network and travel company founded in 1850.

Contact Information:  American Express Company, Mike O’Neill, 212-640-5951, mike.o’neill@aexp.com; Judy Tenzer, 212-640-0555, judy.g.tenzer@aexp.com